                                                                    Exhibit 4.23
                                                                    ------------

                                                                    Exhibit 4.23

                            Export Finance Agreement

     This Export Finance Agreement (the "Agreement"), made as of October 29, 2001, by and between VCP EXPORTADORA PARTICIPACOES S.A. (the "Exporter"), a corporation organized and existing under the laws of Brazil, VOTORANTRADE N.V. (the "Importer"), a Netherlands Antilles corporation, and S.A. INDUSTRIAS VOTORANTIM, CITROVITA AGRO INDUSTRIAL LTDA., CIA. NITRO QUIMICA BRASILEIRA, CIA. NIQUEL TOCANTINS, VOTORANTIM CELULOSE E PAPEL S.A.--VCP ("VCP"), VOTOCEL FILMES FLEXIVEIS LTDA., VOTORANTIM MINERACAO E METALURGIA LTDA. and CIA. MINEIRA DE METAIS, each, a company duly organized and validly existing under the laws of Brazil (the "Guarantors").

                              W I T N E S S E T H:

     WHEREAS, the Exporter has entered into one or more Export Agreements with the Importer, the performance of which shall be subject to the terms and conditions of this Agreement (such agreements being referred to herein as the "Export Agreements"), pursuant to which the Exporter will export frozen concentrated orange juice, nitrocellulose, sulfuric acid, aluminum, cement, orange by-products and/or other products (the "Products") from the Federative Republic of Brazil ("Brazil") to the Importer; and the Importer will enter into one or more sales agreements pursuant to which the Importer shall export the Products to certain Eligible Buyers (as defined in the Credit Agreement referred to below);

     WHEREAS, as a condition precedent to these export transactions, the Exporter has requested that the Importer advance to it the aggregate amount of ONE HUNDRED AND FIFTY MILLION United States Dollars (US$150,000,000) in up to two drawdowns, such advances to constitute "anticipated payments of future exports" in accordance with the regulations issued from time to time by Banco Central do Brasil (such advances being referred to herein as the "Export Advances");

     WHEREAS, the Exporter intends to repay the Export Advances by shipping Products to the Importer in accordance with Section 2 of this Agreement; and

     WHEREAS, the Importer has entered into a Credit Agreement dated as of the date hereof among the Importer, certain Banks, Citibank, N.A., as Administrative Agent for said Banks and Citibank, N.A., as Collateral Agent (as from time to time amended, the "Credit Agreement"), whereby the Banks have agreed to make, on and subject to the terms and conditions thereof, certain Advances to the Importer to finance the making by the Importer of Export Advances to the Exporter in respect of exports by the Exporter to the Importer (unless otherwise defined herein, terms defined in the Credit Agreement and used herein to have the meanings given to them in the Credit Agreement);

                            EXPORT FINANCE AGREEMENT

        NOW THEREFORE, in consideration of the premises set forth herein, the Importer and the Exporter (referred to collectively herein as the "Parties") hereby agree as follows:

        Section 1. The Export Advances. The Importer hereby agrees, subject to the terms and conditions set forth in this Agreement, to disburse to the Exporter the Export Advances on or before the date 10 days after the Drawdown Date with respect to the Advances (the "Disbursement Termination Date"). The Exporter hereby agrees (i) to export the Products under the Export Agreements in several shipments, to take place within the period of time beginning with August 2003, and ending with and including September 2006, which Products shall be exported by the Importer to the Eligible Buyers in accordance with the terms of the Credit Agreement, with the Aggregate Purchase Price for such Products being at least One Hundred and Fifty Million United States Dollars (US$150,000,000) (the invoice price for any shipment of Products, as determined pursuant to Section 2(a)(iii) below, being referred to herein as the "Purchase Price" for that shipment, and the aggregate of those Purchase Prices being referred to herein as the "Aggregate Purchase Price"), which obligations of the Exporter to so export Products, notwithstanding anything herein or in the Intercompany Note of the Exporter to the contrary, shall be satisfied only when (a) the Importer shall have (x) exported such Products to the Eligible Buyers and (y) notified the Eligible Buyers of its pledge to the Collateral Account for the benefit of the Banks and the Agents of all of its rights in respect of the receivables created from the export of such Products and (b) the Eligible Buyers shall have made payment in full in Dollars for such Products into the Collection Account; and (ii) to pay to the Importer for account of the Importer the full principal amount of the Export Advances, and the Export Advances shall mature, in 37 equal consecutive monthly installments, payable beginning on the date 24 months after the date hereof and ending on the date five years after the date hereof.

        Section 2. Repayment of the Export Advances. (a) The Parties agree that the principal mechanism for the repayment to the Importer of the Export Advances shall be the delivery to the Importer of the shipments of Products to be made by the Exporter pursuant to the Export Agreements. For purposes of this Agreement, each shipment of Products which is made pursuant to an Export Agreement shall be referred to as a "Covered Shipment". Accordingly, with respect to each such Covered Shipment, the Parties shall proceed as follows:

          (i) At least ten days before making any shipment of Products under an Export Agreement, the Exporter shall notify the Importer that such shipment is to constitute a Covered Shipment hereunder, and shall provide to the Importer the estimated amount, quantity, and specification of Products to be shipped.

          (ii) Upon making any shipment of Products under an Export Agreement on the Date of Shipment (as defined below) which shall fall during the period beginning with July, 2003, and ending with and including August 2006, the Exporter shall notify the Importer that such shipment is to constitute a Covered

                            EXPORT FINANCE AGREEMENT

     Shipment hereunder, and shall provide to the Importer the following information and documentation with respect to such shipment: (x) copies of the shipping documents and (y) any draft or other payment document to be executed by the Importer. For purposes of this Agreement, the term "Date of Shipment" of a Covered Shipment shall be the date of shipment which appears on the relevant shipping documents for such Covered Shipment.

          (iii) Upon the Importer's receipt of a Covered Shipment (x) credit against the Export Advances the amount of the Purchase Price for such Covered Shipment and (y) apply the documents related to such payment against the foreign exchange contract prepared in connection with the Export Advance.

          (b) The existence of the payment mechanism described in subparagraph
(a) above shall not in any way limit the ability of the Holder of the Intercompany Notes of the Exporter to demand payment in Dollars under such Intercompany Notes, except to the extent of the Purchase Price of one or more Covered Shipments that, prior to the making of such demand, have actually been received by the Importer as provided above.

          Section 3. Interest. In addition to its obligation to repay the principal amount of the Export Advances as set forth in Sections 1 and 2 above, the Exporter shall pay interest to the Importer on the unpaid principal amount of the Export Advances as set forth in the Intercompany Notes.

          Section 4. Payments and Computations. All payments hereunder shall be made in accordance with Paragraph 1 of the Intercompany Notes.

          Section 5. Conditions Precedent to each Export Advance. The obligation of the Importer to make each Export Advance is subject to the condition precedent that the corresponding Advances, as defined in the Credit Agreement, shall have been made.

          Section 6. Guarantee. (A) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees to the Importer, as primary obligor and not merely as a surety, the due and punctual payment and performance of all obligations of the Exporter arising under this Agreement, any Intercompany Note and under any document delivered pursuant to the terms hereof, whether, at the Importer's discretion, by each Guarantor (i) delivering to the Importer the amounts due by the Exporter hereunder, (ii) making shipments of Products to the Importer which shipments can be applied for the payment of the amounts due hereunder and, for such purpose, the procedures set forth in Section 2 hereof in respect of the Exporter shall be applicable to such Guarantor or (iii) delivering Products to the Exporter for shipment to the Importer, which shipments shall be applied to the payment of the amounts due hereunder.

          (B) The liability of each Guarantor under this Agreement and any Intercompany Note shall not be discharged or released by reason of any arrangement made between the Exporter and the Importer or by any forbearance, extension, revision or modification agreed by the Importer in respect of payment, time, performance or

                            EXPORT FINANCE AGREEMENT
otherwise, or the substitution or release of any person primarily or secondarily liable for any obligation hereunder or under the Intercompany Notes. Each Guarantor hereby agrees that this guarantee is unconditional irrespective of any event of circumstance whatsoever that might otherwise constitute a legal equitable discharge of this guarantee and represents and warrants to the Importer that this guarantee is duly authorized and constitutes such Guarantor's legal, valid and binding obligation, enforceable in accordance with its terms. Each Guarantor hereby expressly waives diligence, presentment, demand, protest, notice of dishonor or other notice of any kind whatsoever, as well as any requirement that any person exhaust any right or remedy or take any action against the Exporter, waiving all benefits set forth in the following provisions of Brazilian law: articles 1006, 1491, 1493, 1494, 1498, 1499, 1500, 1502, 1503
and 1504 of the Brazilian Civil Code, articles 261 and 262 of the Brazilian Commercial Code and article 595 of the Brazilian Civil Procedure Code. Each Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any act or omission which might in any manner or to any extent vary the risk of such Guarantor as guarantor or otherwise operate as a release or discharge of such Guarantor all of which may be done without notice to such Guarantor.

     (C) Until the payment and performance in full of all obligations of the Exporter hereunder, no Guarantor will claim any set-off or counterclaim against the Exporter in respect of any liability of any Guarantor to it; and each Guarantor waives any benefit of and any right to participate in any collateral or any other guarantee which may be held by the Importer. The payment of any amounts due with respect to any indebtedness of the Exporter now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full of the obligations under this Agreement and the Intercompany Notes. Each Guarantor agrees that, unless required by law, after the occurrence of any default in the payment or performance of such obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Exporter to such Guarantor until this Agreement and the Intercompany Notes shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Importer and be paid over to the Importer on account of the obligations under this Agreement and the Intercompany Note without affecting in any manner the liability of such Guarantor under the other provisions of this Agreement

     (D) Notwithstanding anything to the contrary herein, the Exporter and Importer acknowledge that if (1) the Obligors have failed for 30 days or more to pay when due any principal of or interest on the Advances, or the maturity of the Advances has been accelerated pursuant to Section 10 of the Credit Agreement and (2) the Exporter has failed for 30 days or more to perform any of its obligations under Section 1 and Section 2 hereof and its payment obligations under its Intercompany Note, any Bank may obtain an undertaking from its Additional Guarantor, if any, to effect exports on behalf of the Exporter, directly to an importer to be chosen by such Bank, having an aggregate sale price equal to the aggregate outstanding principal amount of Advances made by such Bank, to the extent of such Bank's pro rata share of the aggregate outstanding principal.

                            EXPORT FINANCE AGREEMENT
amount of the defaulted obligations of the Exporter, and instruct that the proceeds of such exports by such Additional Guarantor shall, to the extent of defaulted amounts under said Intercompany Note, be payable to such Bank for its own account for application to the principal of and interest on its Advances; provided that, prior to or simultaneously with the effective date of any such undertaking, such Bank shall deliver a written notice to the Administrative Agent and the Exporter (the "Additional Guarantee Notice") specifying (x) the effective date of such undertaking, (y) the aggregate outstanding principal amount due on such Bank's Advances as at such effective date and (z) the aggregate sale price of all such exports to be undertaken by such Additional Guarantor; provided further that, notwithstanding the terms of Sections 4.02 and 4.06(b), (x) no other Bank shall be entitled to share in said payments (without prejudice to any other rights or remedies of the Banks or either Agent) and (y) the aggregate amount of the Borrower's obligations to such Bank with respect of the principal of its Advances shall be reduced automatically as at such effective date by an amount equal to the aggregate sale price of the exports undertaken to be made by such Additional Guarantor as set forth in the Additional Guarantee Notice, provided that, in the event that the aggregate sale price of the exports actually made by such Additional Guarantor is less (in no event shall it be greater) than the sale price set forth in such Additional Guarantee Notice, then, upon written notice to the Administrative Agent by such Bank specifying the aggregate sale price of such exports actually made, the aggregate amount of the Borrower's obligations to such Bank with respect of the principal of its Advances shall be reduced automatically as at such effective date by an amount equal to the aggregate sale price of the exports actually made.

          Section 7. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any instrument delivered hereunder, and no consent to any departure by the Exporter therefrom, shall in any event be effective unless the same shall be in writing and signed by the Importer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing, and shall be sent via express mail, reorganized expedited delivery courier service, or facsimile confirmed by written instrument, as follows: If to the Exporter, at Rua Gomes de Carvalho 1356, 15 andar, Sao Paulo-SP, Brazil, Attention: Valdenir Soares de Oliveira; if to the Importer, at Rua Gomes de Carvalho 1356, 15 andar, Sao Paulo-SP, Brazil,
Attention: Valdenir Soares de Oliveira; and if to any Guarantor, at Rua Amaury 255, 13 andar, Sao Paulo-SP, Brazil, Attention Marcus Olyntho de Camargo Arruda, Esq. All such notices and communications shall be effective when received by the address.

          Section 9. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Exporter and the Importer and their respective successors and assigns. Subject to the pledge by the Importer referred to below, neither party may assign all or any part of, or any interest in, its rights and benefits hereunder and under any instruments delivered hereunder, without the prior written consent of the other party. The Exporter and each Guarantor hereby acknowledge that,


                            EXPORT FINANCE AGREEMENT
simultaneously with the execution of this Agreement and pursuant to the Security Agreement, the Importer has pledged all of its rights hereunder to the Collateral Agent for the benefit of the Banks and the Agents, and, accordingly, each reference herein to the "Importer" shall be deemed to include the Collateral Agent. This Agreement shall be governed by, construed and enforced in accordance with, the law of the State of New York, United States of America. For the purposes of Article 9 of Decree-Law No. 4657 dated September 4, 1942, the transactions contemplated hereby have been proposed to the Exporter and the Guarantors by the Importer.

        Section 10, Further Assurances. The Exporter agrees to execute and deliver, at the request of the Importer, such additional documentation as may be requested from time to time by the Importer to evidence their respective obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                VOTORANTRADE N.V.



                                By: /s/ [ILLEGIBLE]
                                   ---------------------------------
                                   Name:
                                   Title:

                                WITNESSES:

                                1.  /s/ [ILLEGIBLE]
                                   ---------------------------------


                                2.  /s/ [ILLEGIBLE]
                                   ---------------------------------







STATE OF NEW YORK     )
                      ) ss:
COUNTY OF NEW YORK    )

        On this 29th day of October, 2001, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Gary James Hershberger, to me known who, being by me duly sworn, did depose and say that he is an officer of Votorantrade N.V., the corporation described in and that executed the foregoing instrument; and that he signed his name thereto under authority of the board of directors of said corporation.

        WITNESS my hand and seal hereto affixed the day and year first above written.

                                              /s/ KRISTINA HORN
                                              ------------------------
                                              NOTARY PUBLIC in and for
                                              The State of New York.
                                              My Commission expires: 2003
                                                                    ------



                                                    KRISTINA HORN
                                          Notary Public, State of New York
                                                   No. 01HO5080910
                                             Qualified in Kings County
                                        Certificate Filed in New York County
                                          Commission Expires June 23, 2003
                                                                     ------


                            Export Finance Agreement

                                THE EXPORTER
                                ------------

                                VCP EXPORTADORA E PARTICIPACOES S.A.



                                By: /s/ Valdir Roque /s/ Luiz Carlos Ganzerli
                                   ------------------------------------------
                                   Name: Valdir Roque/ Luiz Carlos Ganzerli
                                   Title

                                WITNESSES:

                                1.  /s/ Sergio Esteves Filho
                                   ---------------------------------
                                   SERGIO ESTEVES FILHO


                                2.  /s/ Olga Matiko Inque
                                   ---------------------------------
                                   OLGA MATIKO INQUE



                            Export Finance Agreement

                                THE GUARANTORS
                                --------------

                                S.A.INDUSTRIAS VOTORANTIM



                                By: /s/ Nelson Koichi Shimada /
                                    /s/ Marcus Olyntho de Camargo Arruda
                                   ------------------------------------------
                                   Name: Nelson Koichi Shimada /
                                         Marcus Olyntho de Camargo Arruda
                                   Title:

                                WITNESSES:

                                1.  /s/ Alfredo Chiarelli
                                   ---------------------------------
                                   ALFREDO CHIARELLI


                                2.  /s/ Olga Matiko Inque
                                   ---------------------------------
                                   OLGA MATIKO INQUE


                                CITROVITA AGRO INDUSTRIAL LTDA.



                                By: /s/ Valdenir Soares de Oliveira /
                                    /s/ Mario Bavaresco Jr.
                                   ------------------------------------------
                                   Name: Valdenir Soares de Oliveira /
                                         Mario Bavaresco Jr.
                                   Title:

                                WITNESSES:

                                1.  /s/ Sergio Esteves Filho
                                   ---------------------------------
                                   SERGIO ESTEVES FILHO


                                2.  /s/ Olga Matiko Inque
                                   ---------------------------------
                                   OLGA MATIKO INQUE


                                CIA. NITRO QUIMICA BRASILEIRA



                                By: /s/ Mario Bavaresco Jr. /
                                    /s/ Claudio Ermirio de Moraes
                                   ------------------------------------------
                                   Name: Mario Bavaresco Jr. /
                                         Claudio Ermirio de Moraes
                                   Title:

                                WITNESSES:

                                1.  /s/ Olga Matiko Inque
                                   ---------------------------------
                                   OLGA MATIKO INQUE


                                2.  /s/ Alfredo Chiarelli
                                   ---------------------------------
                                   ALFREDO CHIARELLI


                            Export Finance Agreement

                                CIA. NIQUEL TOCANTINS


                                By: /s/ Nelson Koichi Shimada /
                                    /s/ Marcus Olyntho de Camargo Arruda
                                   ------------------------------------------
                                   Name: Nelson Koichi Shimada /
                                         Marcus Olyntho de Camargo Arruda
                                   Title:

                                WITNESSES:

                                1.  /s/ Olga Matiko Inque
                                   ---------------------------------
                                   OLGA MATIKO INQUE

                                2.  /s/ Alfredo Chiarelli
                                   ---------------------------------
                                   ALFREDO CHIARELLI


                                VOTORANTIM CELULOSE E PAPEL S.A. - VCP



                                By: /s/ Valdir Roque /s/ Luiz Carlos Ganzerli
                                   ------------------------------------------
                                   Name: Valdir Roque/ Luiz Carlos Ganzerli
                                   Title:

                                WITNESSES:

                                1.  /s/ Sergio Esteves Filho
                                   ---------------------------------
                                   SERGIO ESTEVES FILHO


                                2.  /s/ Olga Matiko Inque
                                   ---------------------------------
                                   OLGA MATIKO INQUE


                                VOTOCEL FILMES FLEXIVEIS LTDA.


                                By: /s/ Valdir Roque
                                    /s/ Jose Roberto Ermerio de Moraes
                                   ------------------------------------------
                                   Name: Valdir Roque /
                                         Jose Roberto Ermerio de Moraes
                                   Title

                                WITNESSES:

                                1.  /s/ Alfredo Chiarelli
                                   ---------------------------------
                                   ALFREDO CHIARELLI

                                2.  /s/ Olga Matiko Inque
                                   ---------------------------------
                                   OLGA MATIKO INQUE


                            Export Finance Agreement

                                VOTORANTIM MINERACAO E METALURGIA LTDA.



                                By: /s/ Nelson Koichi Shimada /
                                    /s/ Marcus Olyntho de Camargo Arruda
                                   ------------------------------------------
                                   Name: Nelson Koichi Shimada /
                                         Marcus Olyntho de Camargo Arruda
                                   Title:

                                WITNESSES:

                                1.  /s/ Alfredo Chiarelli
                                   ---------------------------------
                                   ALFREDO CHIARELLI


                                2.  /s/ Olga Matiko Inque
                                   ---------------------------------
                                   OLGA MATIKO INQUE



                                CIA. MINEIRA DE METAIS



                                By: /s/ Nelson Koichi Shimada /
                                    /s/ Marcus Olyntho de Camargo Arruda
                                   ------------------------------------------
                                   Name: Nelson Koichi Shimada /
                                         Marcus Olyntho de Camargo Arruda
                                   Title:

                                WITNESSES:


                                1.  /s/ Sergio Esteves Filho
                                   ---------------------------------
                                   SERGIO ESTEVES FILHO

                                2.  /s/ Alfredo Chiarelli
                                   ---------------------------------
                                   ALFREDO CHIARELLI


                            Export Finance Agreement